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                                                                  EXHIBIT (d)(3)

              SECOND MODIFICATION OF AGREEMENT OF SALE AND PURCHASE

      THIS SECOND MODIFICATION OF AGREEMENT OF SALE AND PURCHASE (this "Amendment") made as of October 24, 2005, by and between SAN JUAN DEL CENTRO LIMITED PARTNERSHIP, a Colorado limited partnership (hereinafter referred to as "Seller"), and AIMCO EQUITY SERVICES, INC., a Virginia corporation (hereinafter referred to as "Buyer").

                              W I T N E S S E T H:

      WHEREAS, pursuant to that certain Agreement of Sale and Purchase between Buyer and Seller dated as of February 14, 2005, as amended by that certain Modification of Agreement of Sale and Purchase dated September 2, 2005 (as amended, the "Sale Agreement"), Seller has agreed to sell to Buyer certain property (the "Property") located in Boulder County, Colorado and being more particularly described on Exhibit A attached thereto and by this reference made a part hereof;

      WHEREAS, Buyer and Seller desire to modify the Sale Agreement in certain respects;

      NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Buyer to Seller and by Seller to Buyer upon the execution of this Amendment, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

      1. DEFINITIONS. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term as set forth in the Sale Agreement.

      2. AMENDMENT. The Sale Agreement is hereby modified as set forth below:

            (a) CLOSING DATE. Section 4(b) of the Sale Agreement is hereby amended to delete the phrase "DECEMBER 30, 2005" and to substitute the phrase "JUNE 30, 2006" in lieu thereof.

            (b) INSPECTION PERIOD. Section 14(b)(i) of the Sale Agreement is hereby amended to delete the phrase "SEPTEMBER 30, 2005" and to substitute the phrase "MARCH 31, 2006" in lieu thereof.

            (c) LENDER CONSENT CONTINGENCY PERIOD. Section 14(c)(i) of the Sale Agreement is hereby amended to delete the phrase "DECEMBER 15, 2005" and to substitute the phrase "JUNE 15, 2006" in lieu thereof.

            (d) PARTNERSHIP APPROVAL CONTINGENCY PERIOD. Section 14(d)(i) of the Sale Agreement is hereby amended to delete the phrase "DECEMBER 15, 2005" and to substitute the phrase "JUNE 15, 2006" in lieu thereof.

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            (e) TAX CREDIT CONTINGENCY PERIOD. Section 14(e)(i) of the Sale
Agreement is hereby amended to delete the phrase "DECEMBER 15, 2005" and to substitute the phrase "JUNE 15, 2006" in lieu thereof.

      3. CONFIRMATION. Except as specifically set forth herein, all other terms and conditions of the Sale Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Sale Agreement and the terms of this Amendment, the terms of this Amendment shall control.

      4. COUNTERPARTS. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart.

      5. TRANSMISSION. This Amendment may be transmitted between the parties by facsimile machine. The parties intend that faxed signatures constitute original signatures and that a facsimile-transmitted Amendment containing signatures (original or faxed) of all of the parties is binding on the parties having signed such facsimile-transmitted Amendment.

      6. SUCCESSORS AND ASSIGNS. This Amendment shall inure to the benefit and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                            [signatures on next page]

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      IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed by persons duly authorized thereunto as of the day and year first above written.

                             SELLER:

                             SAN JUAN DEL CENTRO LIMITED
                             PARTNERSHIP, a Colorado limited partnership

                             By: The National Housing Partnership,
                                 its General Partner

                                 By: The National Corporation for
                                     Housing Partnerships, its General Partner

                                     By: /s/ Lance Graber
                                        ----------------------------------------
                                        Name: Lance Graber
                                        Title: Executive Vice President

                             BUYER:

                             AIMCO EQUITY SERVICES, INC., a Virginia corporation

                             By: /s/ Lance Graber
                                ------------------------------------------------
                                Name: Lance Graber
                                Title: Executive Vice President

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